Exhibit 10.1

February 5, 2024

Stilwell Activist Investments, L.P.
Stilwell Activist Fund, L.P.
Stilwell Value Partners VII, L.P.
Stilwell Associates, L.P.
c/o Stilwell Value LLC
200 Calle del Santo Cristo
Segundo Piso
San Juan, Puerto Rico 00901
Ladies and Gentlemen:
Reference is hereby made to that certain Excepted Holder Agreement (the “Excepted Holder Agreement”) dated as of December 5, 2023, by and among Wheeler Real Estate Investment Trust, Inc., a Maryland corporation (the “Company”), Stilwell Activist Investments, L.P., a Delaware limited partnership, Stilwell Activist Fund, L.P., a Delaware limited partnership, Stilwell Value Partners VII, L.P., a Delaware limited partnership, and Stilwell Associates, L.P., a Delaware limited partnership (each an “Investor” and, collectively, the “Investors”). Capitalized terms not defined herein shall have the meanings assigned thereto in the Excepted Holder Agreement.
For purposes of the February 2024 monthly redemption cycle, Investors will redeem an additional 74,678 shares of Series D Preferred Stock. The Company has elected to redeem such shares of Series D Preferred Stock for 13,041,184 shares of Common Stock.
In connection with such redemption, the parties to this Letter Agreement agree as follows:
1.Investors represent and warrant to the Company that (a) the information provided by Investors in the most recent Ownership Statement delivered to the Company was true, correct and complete and (b) to the knowledge of Investors, no Individual will be treated as Beneficially Owning more than 9.8% of the Capital Stock or Common Stock of the Company as a result of the transaction contemplated by this Letter Agreement or otherwise (following such transaction) by reason of Investors’ Beneficial Ownership of Capital Stock of the Company; and
2.the Capital Stock Excepted Holder Limit granted to Investors under the Excepted Holder Agreement shall be increased to 60% and the Common Stock Excepted Holder Limit granted to Investors under the Excepted Holder Agreement shall be increased to 90%.
Except as otherwise expressly provided herein, this Letter Agreement shall not alter or otherwise affect the rights and obligations of the parties to the Excepted Holder Agreement. This Letter Agreement shall be governed by, and construed in accordance with, the laws of the State of Maryland, without giving effect to the conflicts of law provisions thereof. This Letter Agreement may be signed by the parties in separate counterparts, each of which when so signed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.
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This Letter Agreement (together with the Excepted Holder Agreement) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof.
Very truly yours,
WHEELER REAL ESTATE INVESTMENT TRUST, INC.
By:    /s/ M. Andrew Franklin
Name: M. Andrew Franklin
Title: Chief Executive Officer

Accepted and agreed as of the date first written above:
STILWELL ACTIVIST INVESTMENTS, L.P.
By:    /s/ Joseph Stilwell_________________
Name: Joseph Stilwell
Title: Managing Member of the General Partner, Stilwell Value LLC
STILWELL ACTIVIST FUND, L.P.
By:    /s/ Joseph Stilwell_________________
Name: Joseph Stilwell
Title: Managing Member of the General Partner, Stilwell Value LLC
STILWELL VALUE PARTNERS VII, L.P.
By:    /s/ Joseph Stilwell_________________
Name: Joseph Stilwell
Title: Managing Member of the General Partner, Stilwell Value LLC
STILWELL ASSOCIATES, L.P.
By:    /s/ Joseph Stilwell_________________
Name: Joseph Stilwell
Title: Managing Member of the General Partner, Stilwell Value LLC

[Signature Page to Letter Agreement]